Exhibit 21
SCHOLASTIC CORPORATION
SUBSIDIARY LIST
(subsidiaries are indented under its direct parent)

Scholastic Inc.	New York
Scholastic Book Clubs, Inc.	Missouri
Scholastic Operations Group L.L.C.	Delaware
Scholastic Entertainment Inc.	New York
SE Distribution Inc.	Delaware
524 Films L.L.C.	Delaware
Listen Inn LLC (formerly Retroranch L.L.C.)	Delaware
Scholastic Interactive LLC	New York
Scholastic UK Group L.L.C.	Delaware
Scholastic UK Ltd.	England
Scholastic Book Clubs Ltd. (formerly Red House Books Ltd.)	England
Scholastic Ltd.	England
Scholastic Ireland Ltd.	Ireland
Troubadour Ltd	England
Chicken House Publishing Ltd.	England
Weston Woods Studios, Inc.	Delaware
Georgetown Studios, Inc.	Connecticut
Children’s Music Library, Inc.	New York
The Scholastic Store, Inc.	New York
Scholastic Interactive Xchange, Inc.	Delaware
Scholastic Distribution Services L.L.C.	Delaware
Soup2Nuts Inc.	Delaware
RetroRanch Inc. (formerly Science Court Inc.)	Delaware
Klutz	California
Teacher’s Friend Publications, Inc.	California
Scholastic Export Inc.	Delaware
Learned Realty LLC	New York
Scholastic Book Fairs, Inc.	Delaware
Scholastic 557 Broadway, LLC	Delaware
Scholastic Storia Inc.	Delaware
Scholastic Australia Pty. Ltd.	Australia
Iread Pty Ltd.	Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd.	Australia
Scholastic Canada Ltd.	Canada
Scholastic Bookfairs Canada Inc.	Canada
Ooka Island Inc.	Canada
Scholastic India Private Limited[1]	India
Scholastic Mexico S. de R. L. de C.V.	Mexico
Scholastic New Zealand Ltd.	New Zealand
Scholastic Argentina S.R.L.	Argentina

Scholastic Education Information Consulting (Shanghai) Co., Ltd.	China
Scholastic International IT Support Centre Private Limited	India
Scholastic Education International (Singapore) Private Limited	Singapore
Grolier Incorporated	Delaware
Scholastic at Home Inc. (formerly Grolier Enterprises Inc.)	Delaware
Scholastic Distribution Services L.L.P	Delaware
Scholastic Library Publishing, Inc.	Delaware
Orchard Books, Inc.	New York
Grolier International, Inc.	Delaware
Grolier International Finance Inc. (Philippines)[2]	Philippines
Grolier (Malaysia) SDN BHD	Malaysia
Grolier International Private Limited (India)	India
Grolier Overseas Incorporated	Delaware
Grolier Direct Marketing Pty. Ltd.	Australia
Grolier Limited (Canada)	Canada
Caribe Grolier, Inc.	Puerto Rico
Grolier Credit Services (U.K.) Limited	England
Grolier International Limited (U.K.)	England
Grolier Limited	England
Transtutor Limited	England
Just Books! Limited	England
Waverley House Limited	England
1 1% owned by Scholastic Export Inc.
2 60% owned